EXHIBIT 21
                             ROBERTSON-CECO CORPORATION
                           SUBSIDIARIES OF THE REGISTRANT
                                  DECEMBER 31, 1996

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                                        JURISDICTION
COMPANY                                 OF INCORPORATION
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Subsidiaries of the registrant included in the
respective consolidated financial statements:

                         DOMESTIC

Ceco Dallas Co.                         Texas
Ceco Houston Co.                        Texas
Ceco San Antonio Co.                    Texas
M C Durham Co.                          North Carolina
M C Windsor Co.                         Arkansas
Meyerland Co.                           Colorado
Robertson-Ceco Industries, Inc.         Delaware
Star Construction Company               Oklahoma
Star Building Systems, Inc.             Oklahoma

                         FOREIGN

H. H. Robertson, Inc.                   Ontario